Exhibit 99.1

TRINITY Group Construction, Inc.

FINANCIAL STATEMENTS

Including Independent Auditors’ Report

Years Ended December 31, 2025 and 2024

TRINITY Group Construction, Inc.

Financial Statements

Years Ended December 31, 2025 and 2024

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1110 North Glebe Road, Suite 650
Arlington, VA 22201
Tel: 703-248-9200
Fax: 703-783-4005

Independent Auditors’ Report

To the Stockholder of

TRINITY Group Construction, Inc.

Opinion

We have audited the accompanying financial statements of TRINITY Group Construction, Inc., which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRINITY Group Construction, Inc. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of TRINITY Group Construction, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about TRINITY Group Construction, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of TRINITY Group Construction, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about TRINITY Group Construction, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Toole Katz & Roemersma, LLP

Arlington, Virginia

April 27, 2026

TRINITY Group Construction, Inc.

Balance Sheets

December 31, 2025 and 2024

	2025	2024
Assets
Current Assets
Cash	$8,918,182	$337,230
Contract receivables	29,467,294	44,391,809
Retention receivables	16,856,094	12,919,955
Contract assets	2,587,083	963,764
Investment in limited liability company	-	709
Due from stockholder	575,415	575,415
Due from affiliate	10,193,064	442,800
Prepaid expenses and other current assets	243,468	14,941
Total current assets	68,840,600	59,646,623
Other Assets
Property and equipment, net	149,949	91,583
Operating lease right-of-use assets	424,466	626,265
Deposit	10,000	10,000
Total other assets	584,415	727,848
Total Assets	$69,425,015	$60,374,471
Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable	$35,056,470	$41,752,682
Retention payable	16,898,127	13,575,041
Accrued salaries and other current liabilities	1,153,773	344,352
Contract liabilities	6,249,004	1,947,962
Line of credit	-	1,800,000
Obligation under future receivables financing, net	5,544,777	-
Current portion of operating lease liabilities	204,104	203,564
Current portion of long-term debt	14,664	20,812
Total current liabilities	65,120,919	59,644,413
Long-Term Liabilities
Operating lease liabilities, net of current portion	224,039	428,143
Long-term debt, net of current portion	37,895	35,213
Total long-term liabilities	261,934	463,356
Total Liabilities	65,382,853	60,107,769
Stockholder’s Equity
Common stock, no par value; 10,000 shares authorized, issued and outstanding	22,500	22,500
Additional paid-in capital	158,411	158,411
Retained earnings	3,861,251	85,791
Total Stockholder’s Equity	4,042,162	266,702
Total Liabilities and Stockholder’s Equity	$69,425,015	$60,374,471

See accompanying notes

TRINITY Group Construction, Inc.

Statements of Operations

Years Ended December 31, 2025 and 2024

	2025	2024
Revenues	$257,274,405	$213,649,927
Contract Costs	248,311,805	208,150,218
Gross profit	8,962,600	5,499,709
General and Administrative Expenses	5,933,422	4,626,706
Income from Operations	3,029,178	873,003
Other Income (Expense)	(4,116,886)	(164,205)
Interest expense
Interest income	4,792,141	-
Other income	73,986	-
Gain on sale of property and equipment	-	6,000
Loss on investment in limited liability company	(709)	(328)
Total other income (expense), net	748,532	(158,533)
Income Before Provision for Income Taxes	3,777,710	714,470
Provision for Income Taxes	2,250	352
Net Income	$3,775,460	$714,118

See accompanying notes

TRINITY Group Construction, Inc.

Statements of Changes in Stockholder’s Equity

Years Ended December 31, 2025 and 2024

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total
Balance, December 31, 2023	$22,500	$158,411	$-	$180,911
Distributions	-	-	(628,327)	(628,327)
Net income	-	-	714,118	714,118
Balance, December 31, 2024	22,500	158,411	85,791	266,702
Net income	-	-	3,775,460	3,775,460
Balance, December 31, 2025	$22,500	$158,411	$3,861,251	$4,042,162

See accompanying notes

TRINITY Group Construction, Inc.

Statements of Cash Flows

Years Ended December 31, 2025 and 2024

	2025	2024
Cash Flows from Operating Activities
Net income	$3,775,460	$714,118
Reconciliation adjustments
Amortization of right-of-use assets	201,799	199,252
Depreciation	63,202	51,955
Amortization of deferred financing fees	311,500	-
Gain on sale of property and equipment	-	(6,000)
Loss on investment in limited liability company	709	328
Changes in:
Contract receivables	14,924,515	(15,029,872)
Retention receivables	(3,936,139)	(8,483,635)
Contract assets	(1,623,319)	122,129
Due from stockholder	-	438,400
Due from affiliate	(6,614,762)	(192,800)
Prepaid expenses and other current assets	(228,527)	16,082
Accounts payable	(6,696,212)	13,661,426
Retention payable	3,323,086	8,005,999
Accrued salaries and other current liabilities	809,421	194,814
Contract liabilities	4,301,042	113,107
Operating lease liabilities	(203,564)	(201,017)
Net cash provided by (used in) operating activities	8,408,211	(395,714)
Cash Flows from Investing Activities
Proceeds from the sale of property and equipment	-	6,000
Due from affiliate	(3,135,502)	-
Purchases of property and equipment	(121,568)	-
Net cash (used in) provided by investing activities	(3,257,070)	6,000
Cash Flows from Financing Activities
Distributions to stockholder	-	(628,327)
Proceeds from future receivables financing	11,400,000	-
Deferred financing fees	(416,200)	-
Payments on obligation under future receivables financing	(5,750,523)	-
Proceeds from long-term debt	58,671	-
Payments on long-term debt	(62,137)	(23,715)
Advances on line of credit	-	750,000
Payments on line of credit	(1,800,000)	-
Net cash provided by financing activities	3,429,811	97,958
Net Change in Cash	8,580,952	(291,756)
Cash, beginning of year	337,230	628,986
Cash, end of year	$8,918,182	$337,230
Supplemental Disclosure of Cash Flow Information
Actual cash payments for:
Interest	$4,116,886	$164,205
Income taxes	2,250	352

See accompanying notes.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 1 - Organization

TRINITY Group Construction, Inc. (the “Company”), a Virginia S corporation organized in 2002, is a general contractor primarily engaged in construction-related activities in the Washington, DC metropolitan area. The Company’s principal location is Herndon, Virginia.

The Company enters into fixed price contracts and guaranteed maximum price contracts with customers. Usually fixed price contracts transfer more risk to the Company, but offer the opportunity for greater profits. Guaranteed maximum price contracts provide for a cost-plus fee arrangement up to a maximum agreed upon price. These contracts place risks on the Company for amounts in excess of the guaranteed maximum price, but may permit an opportunity for greater profits as a result of sharing agreements with the owner on any cost savings that may be realized.

The Company is subject to certain business risks and uncertainties that could affect future operations and financial performance. Among others, these risks include: economic slowdown, regulatory or legislative changes, availability of skilled labor, inflation of material prices, and competition in the marketplace.

Note 2 - Summary of Significant Accounting Policies

Revenue Recognition - The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared to total estimated contract cost. The percentage-of-completion method (an input method) is the most faithful depiction of the Company’s performance because it directly measures the value of the services transferred to the customer. Due to the nature of the work required to be performed on the Company’s performance obligations, estimating total revenue and cost at completion is complex, subject to many variables and requires significant judgment. Assumptions as to the occurrence of future events and the likelihood and amount of variable consideration, including the impact of change orders, claims, and the achievement of contractual performance criteria, and award or other incentive fees are made during the contract performance period. The Company estimates variable consideration at the most likely amount it expects to receive. The Company includes estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of anticipated performance and all information (historical, current and forecasted) that is reasonably available to management.

Contract costs include all direct materials, labor, subcontractor costs, equipment costs, and those indirect costs related to contract performance. Other indirect, general, and administrative costs are charged to expense as incurred. Changes to total estimated contract cost are recognized in the period in which they are determined as assessed at the contract level. When such revisions lead to a conclusion that a loss will be recognized on a contract, the full amount of the estimated loss is recognized in the period such conclusion is reached, regardless of the percentage completion of the contract. Customer payments are typically due within 30 to 45 days of billing, depending on the contract.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Common Control Leasing Arrangements - The Company has elected not to evaluate whether lessor entities in common control leasing arrangements meeting the following criteria are variable interest entities: 1) substantially all activities between the Company and the lessor entities are related to the leasing activities between the two entities (including supporting leasing activities) and 2) the principal amount of any lessor entity obligations related to the leased assets explicitly guaranteed or collateralized by the Company did not exceed the value of the leased assets at the inception of the guaranty or collateralization. As further described in Note 3, the Company has elected not to consolidate the accounts of TG Legacy, LLC.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 2 - Summary of Significant Accounting Policies - Continued

Cash - The Company maintains cash in certain bank accounts, which at times may exceed federally insured limits. As of December 31, 2025 and 2024, non-interest bearing accounts are aggregated with any interest bearing deposits and the combined total is guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash deposits.

Allowance for Credit Losses - The Company recognizes an allowance for credit losses for financial assets carried at amortized cost, to present the net amount expected to be collected as of the balance sheet date. Such allowance is based on the credit losses expected to arise over the contractual term of the financial asset (or group thereof), which includes consideration of prepayments, and is based on the Company’s expectations as of the balance sheet date. The Company evaluates certain criteria, including aging and historical write-offs, the current economic condition of specific customers, and expected future economic conditions to determine the appropriate allowance for credit losses on financial assets carried at amortized cost. Such financial assets are written off when the Company determines that they are uncollectible or based on regulatory requirements, whichever is earlier. Write-offs are recognized as a deduction from the allowance for credit losses. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in measuring an allowance for credit losses as of the balance sheet date. Based on management’s assessment, an allowance for credit losses was not deemed necessary as of December 31, 2025 and 2024.

Contract Balances - The beginning and ending balances of receivables related to contracts with customers for the years ended December 31, 2025 and 2024 were as follows:

	December 31,	December 31,	December 31,
	2025	2024	2023
Contract receivables	$29,467,294	$44,391,809	$29,361,937
Retention receivables	16,856,094	12,919,955	4,436,320

Retainage receivables represents amounts which have not been billed to customers pursuant to retainage provisions in the construction contracts, which generally become payable upon contract completion and acceptance by the customer. Amounts are generally collected within one year of the completion of the project.

Contract assets include cost and estimated earnings in excess of billings on uncompleted contracts. The Company anticipates that substantially all incurred costs associated with contract assets as of December 31, 2025 will be billed and collected within one year. Contract assets may include amounts the Company seeks to collect from customers or others for (i) errors, (ii) changes in contract specifications or design, (iii) contract change orders in dispute, unapproved as to scope and price, or (iv) other customer-related causes of unanticipated additional contract costs (such as claims). The Company did not recognize any material amounts associated with claims and unapproved change orders during the years ended December 31, 2025 and 2024. Contract liabilities include billings in excess of costs and estimated earnings on uncompleted contracts. The Company anticipates that substantially all such amounts will be earned within one year.

The beginning and ending balances of contract assets and contract liabilities for the years ended December 31, 2025 and 2024 were as follows:

	December 31,	December 31,	December 31,
	2025	2024	2023
Contract assets	$2,587,083	$963,764	$1,085,893
Contract liabilities	6,249,004	1,947,962	1,834,855

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 2 - Summary of Significant Accounting Policies - Continued

Investment In Limited Liability Company - The Company accounts for investments in which it owns less than a controlling financial interest and has influence over operating and financial policies using the equity method. Under the equity method, the Company records its proportionate interest in the earnings and losses of the underlying investment based upon the operating results of that investment. The Company also records contributions to and distributions from as an increase or decrease, respectively, to the Company’s carrying value of the investment. The Company periodically evaluates the carrying value of its equity method investments for impairment when the estimated fair value is less than the carrying value. The Company records a change to reduce carrying value to estimated fair value when impairment is deemed to be other than temporary. No impairment was recorded during the years ended December 31, 2025 and 2024.

Property and Equipment - Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the asset, which ranges from 5 to 7 years. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets - The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During the years ended December 31, 2025 and 2024, there were no impairment losses recognized for long-lived assets.

Advertising Costs - Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2025 and 2024 was $221,408 and $149,494, respectively, which is included in general and administrative expenses in the accompanying statements of operations.

Balance Sheet Classifications - The Company includes in current assets and liabilities accounts receivable and payable under construction contracts which may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

Income Taxes - The Company has elected to be taxed as a subchapter S corporation. Accordingly, the taxable income or loss of the Company is passed through to and reported by the Company’s stockholder. Therefore no provision has been made for federal income taxes in the accompanying financial statements. Certain states and the District of Columbia (“DC”) in which the Company conducts business do not recognize the S corporation filing status; therefore, a provision has been made for taxes on income apportioned to these states and DC. Deferred taxes result from temporary differences in the carrying values of assets and liabilities for tax and financial reporting purposes, including differences in depreciation methods used for book to tax purposes and the timing of deductions of certain liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

For uncertain tax positions, the Company uses a more likely than not recognition threshold based on the technical merits of the tax position taken. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefits determined on a cumulative probability basis, which are more likely than not to be realized upon ultimate settlement in the financial statements. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2025 and 2024, the Company has no unrecognized tax benefits related to uncertain tax positions that have been or will be reflected in income tax filings that have not been recognized in the financial statements due to potential adjustments by taxing authorities in the applicable jurisdictions. The Company is no longer subject to U.S. federal, state, and local income tax examinations by taxing authorities for the years before 2022 and is not currently under examination by any taxing jurisdiction.

The Company incurred $2,250 and $352 of income tax expense for the years ended December 31, 2025 and 2024, respectively, related to state taxes. Deferred income taxes were immaterial for the years ended December 31, 2025 and 2024.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 2 - Summary of Significant Accounting Policies - Continued

Leases - The Company recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease.

Long-term leases (leases with terms greater than 12 months) are recorded as liabilities at the present value of the minimum lease payments not yet paid. The present value calculation may account for an option to extend the lease when it is reasonably certain that the Company will exercise the option. The Company elected to apply a practical expedient available to non-public companies that allows the Company to make an accounting policy election to use a risk-free rate as the discount rate for all leases.

The Company has elected not to apply the recognition requirements to short-term leases (those with terms of 12 months or less). Instead, for these types of leases, the Company recognizes lease expense in the statements of operations on a straight-line basis over the lease term.

Subsequent Events - In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 27, 2026, the date the accompanying financial statements were available to be issued.

Note 3 - Common Control Leasing Arrangements

The Company has elected an accounting alternative available to them and accordingly is not required to evaluate whether lessor entities in common control leasing arrangements meeting the following criteria are variable interest entities: 1) substantially all activities between the Company and the lessor entities are related to leasing activities between the two entities (including supporting leasing activities) and 2) the principal amount of any lessor entity obligations related to the leased assets explicitly guaranteed or collateralized by the Company did not exceed the value of the leased assets at the inception of the guaranty or collateralization.

The Company leases its corporate headquarters from a lessor entity, TG Legacy, LLC, which is a related party through common ownership. Due to the common control of the entities and the fact that the Company does not have alternative facilities readily available, the Company has an economic incentive to provide financial support to the lessor entity should the lessor entity default on its obligations. The amount and key terms of the obligations recorded in the lessor entity’s financial statements that could require the Company to provide financial support to the lessor entity consist of a note payable to a financial institution with an outstanding balance of $2,468,600 and $2,573,469 at December 31, 2025 and 2024, respectively. The note bears interest at 4.04 percent through maturity on March 7, 2032 and is payable in monthly installments of principal and interest totaling $17,360. A balloon payment is also due at maturity. The note is collateralized by substantially all assets of the Company and the corporate headquarters leased to the Company by the lessor entity. The note is secured by the real estate and personally guaranteed by the Company’s stockholder. As of December 31, 2025, the Company does not believe it is exposed to any significant risk related to the lessor’s note payable.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 4 - Contract Billing Status

The status of contract billings on uncompleted contracts was as follows at December 31, 2025 and 2024:

	2025	2024
Costs incurred on contracts in-process	$444,534,314	$247,384,799
Estimated gross profits earned to date	12,975,953	7,021,894
Earned revenue	457,510,267	254,406,693
Less: billings to date	(461,172,188)	(255,390,891)
Net	$(3,661,921)	$(984,198)

The net amounts are included in the accompanying balance sheets under the following captions:

	2025	2024
Contract assets	$2,587,083	$963,764
Contract liabilities	(6,249,004)	(1,947,962)
Net	$(3,661,921)	$(984,198)

Note 5 - Investment in Limited Liability Company

The Company owns a 49 percent membership interest in WYCLIFFE TRINITY LLC (the “LLC”), which commenced operations in 2023. As of December 31, 2025 and 2024, the Company’s investment in the LLC totaled $0 and $709, respectively.

The following is a summary of the LLC’s financial information as of December 31, 2025 and 2024:

	2025	2024
Total assets	$4,466,122	$3,643,353
Total liabilities	$4,471,863	$3,644,800
Total equity	(5,741)	(1,447)
Total liabilities and equity	$4,466,122	$3,643,353

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 5 - Investment in Limited Liability Company - Continued

The following is a summary of the LLC’s financial information for the years ended December 31, 2025 and 2024:

	2025	2024
Revenue	$10,549,128	$11,725,651
Expenses	10,553,422	11,726,169
Net loss	(4,294)	(518)

Note 6 - Related Party Transactions

During 2025 and 2024, the Company had construction contracts with the LLC. As of December 31, 2025 and 2024, receivables due from the LLC totaled $4,471,063 and $3,642,000, respectively. During the years ended December 31, 2025 and 2024, the Company earned gross revenue of $8,175,867 and $10,541,230, respectively, and gross profit of $979,535 and $972,208, respectively, on these contracts.

Below is a summary of related party contracts in progress at December 31, 2025 and 2024:

	2025	2024
Costs incurred on contracts in-process	$7,196,332	$15,420,312
Estimated gross profits earned to date	979,535	1,718,820
Earned revenue	8,175,867	17,139,132
Less: billings to date	(9,299,644)	(18,300,423)
Net	$(1,123,777)	$(1,161,291)

As of December 31, 2025 and 2024, advances due from the Company’s sole stockholder totaled $575,415 and $575,415, respectively. The advances are non-interest bearing and due on demand.

The Company’s sole stockholder owns an equity interest in Ox Hill Realty LLC. As of December 31, 2025 and 2024, advances due from Ox Hill Realty LLC totaled $3,786,808 and $442,800, respectively and are included in due from affiliate in the accompanying balance sheets. The advances are non-interest bearing and due on demand.

In January 1, 2025, the Company entered into a note receivable agreement with Ox Hill Realty LLC. Under the agreement, the Company will advance proceeds received from the Future Receivables Sale Agreement described in Note 9 to Ox Hill Realty LLC under similar terms. As of December 31, 2025, the principal outstanding and accrued interest on the note receivable was $3,030,212 and $3,376,044, respectively, which are included in due from affiliate in the accompanying balance sheet. Interest income totaled $4,792,141 for the year ended December 31, 2025. The principal and accrued interest outstanding on the note receivable was repaid in full in 2026. See Note 16.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 7 - Property and Equipment

Property and equipment at December 31, 2025 and 2024 consisted of the following:

	2025	2024
Vehicles	$421,626	$382,352
Computer equipment	69,139	69,139
Furniture and fixtures	19,772	18,298
	510,537	469,789
Less: accumulated depreciation	(360,588)	(378,206)
Net	$149,949	$91,583

Depreciation expense for the years ended December 31, 2025 and 2024 totaled $63,202 and $51,955, respectively.

Note 8 - Line of Credit

The Company had a bank line of credit agreement with availability up to $2,800,000 based on the borrowing base of eligible collateral. Outstanding amounts bore interest at the prime rate plus 1.5 percent, but not less than 6.5 percent. On December 19, 2025, the agreement was amended and restated to increase the line of credit limit to $5,000,000 and revise the interest rate to the prime rate plus 1.25 percent, but not less than 4.5 percent. The line of credit is due on demand. As of December 31, 2025 and 2024, advances outstanding on the line of credit totaled $0 and $1,800,000, respectively. Borrowings are collateralized by substantially all assets of the Company and are personally guaranteed by the Company’s stockholder. The agreement requires the Company to maintain certain financial covenants. As of December 31, 2025, the Company met the required covenants. Interest expense totaled $125,294 and $162,180 for the years ended December 31, 2025 and 2024, respectively.

Note 9 - Obligation Under Future Receivables Financing

On April 30, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $2,000,000 (net proceeds of $1,939,850 after origination fees) in exchange for the obligation to remit $2,640,000 of future customer receipts over approximately 52 weeks. As of December 31, 2025, the financing liability totaled $818,163, which is presented net of unamortized deferring financing fees of $9,303 in the accompanying 2025 balance sheet.

On June 25, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $2,000,000 (net proceeds of $1,960,000 after origination fees) in exchange for the obligation to remit $2,800,000 of future customer receipts of future customer receipts over approximately 36 weeks. As of December 31, 2025, the financing liability totaled $696,052, which is presented net of unamortized deferred financing fees of $4,598 in the accompanying 2025 balance sheet.

On July 30, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $2,000,000 (net proceeds of $1,899,950 after origination fees) in exchange for the obligation to remit $2,820,000 of future customer receipts over approximately 32 weeks. As of December 31, 2025, the financing liability totaled $814,092, which is presented net of unamortized deferred financing fees of $15,252 in the accompanying 2025 balance sheet.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 9 - Obligation Under Future Receivables Financing - Continued

On September 8, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $5,400,000 (net proceeds of $5,184,000 after origination fees) in exchange for the obligation to remit $7,830,000 of future customer receipts over approximately 33 weeks. As of December 31, 2025, the financing liability totaled $3,216,470, which is presented net of unamortized deferred financing fees of $75,547 in the accompanying 2025 balance sheet.

The obligations under future receivables financing are guaranteed by the Company’s sole stockholder. Interest expense is recognized using the effective-interest method based on estimated future cash flows, and the effective yield is adjusted prospectively if expected remittances change materially. Interest expense for the year ended December 31, 2025 totaled $3,991,592, which includes amortization of deferred financing fees of $311,500. All of the obligations described above (collectively referred to as “Initial Bridge Loans”) were repaid in full in 2026. See Note 16.

In December 2025, the Company and Ox Hill Realty LLC jointly entered into five Future Receivables Sale Agreements with financing companies under which it will receive an aggregate amount of $13,400,000 (net proceeds of $12,610,755 after origination fees) in exchange for the obligation to remit $20,089,600 of future customer receipts over approximately 23 weeks (collectively referred to as “New Bridge Loans”). There were no advances remitted in 2025. In connection with the New Bridge Loans, the Company and Ox Hill Realty LLC entered into a loan and reimbursement agreement whereby Ox Hill Realty LLC agreed to unconditionally reimburse the Company for all amounts owed under the New Bridge Loans, including principal, fees, and other costs, to the extent proceeds were received by or for the benefit of Ox Hill Realty LLC. Amounts due from Ox Hill Realty LLC bear interest at a rate equal to that applicable under the underlying financing agreements and are payable through direct remittances to the respective lenders on behalf of the Company. The reimbursement obligation is not contingent upon the sale or monetization of any specific assets and becomes immediately due upon any acceleration of the underlying financing obligations. Additionally, Ox Hill Realty LLC entered into a security agreement granting the Company a first-priority security interest in certain real property and related proceeds to secure its reimbursement obligations. The Company has the right to enforce the security interest, including foreclosure, sale, or acceptance of the collateral in satisfaction of the obligation, upon the occurrence of specified events of default.

Note 10 - Long-Term Debt

The Company had a note payable for a vehicle which was repaid in full in May 2025. The note bore interest at 2.9 percent and required monthly principal and interest payments of $2,002. In July 2025, the Company executed a note payable for a new vehicle. The note requires monthly principal payments of $1,222. As of December 31, 2025 and 2024, the outstanding balance on the notes were $52,559 and $56,025, respectively. Interest expense totaled $0 and $2,025 for the years ended December 31, 2025 and 2024, respectively.

As of December 31, 2025, future maturities of long-term debt are as follows:

Year ending December 31, 2026	$14,664
2027	14,664
2028	14,664
2029	8,567
$52,559

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 11 - Leases

The Company leases its corporate headquarters from a related party as described in Note 3, which is classified as an operating lease. The lease expires in February 2028 and includes an extension option for an additional five-year period. The lease provides for monthly payments not to exceed the total debt service related to the acquisition and build-out of the premises, property taxes, insurance, and maintenance.

The Company leased equipment under an operating lease which expired in December 2025 and required monthly payments of $169.

The following summarizes lease expense for the years ended December 31, 2025 and 2024:

	2025	2024
Operating lease cost, included in general and administrative expenses	$208,586	$208,586
Variable lease cost, included in general and administrative expenses	53,650	50,377
Short-term lease costs, included in general and administrative expenses	54,300	30,300
Total lease expense	$316,536	$289,263

Operating lease cost and variable lease cost amounts above include $206,558 and $53,650, respectively, related to the related party lease described in Note 3 for the year ended December 31, 2025, and $206,558 and $50,377, respectively, for the year ended December 31, 2024.

Supplemental information related to the Company’s leases for the years ended December 31, 2025 and 2024 follows:

	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$209,841	$210,351
Weighted-average remaining lease term - operating leases	2.0 years	3.0 years
Weighted-average discount rate - operating leases	1.26%	1.26%

The remaining lease payments under operating leases as of December 31, 2025, were as follows:

Year ending December 31:
2026	$208,323
2027	208,323
2028	17,360
Total lease payments	434,006
Less: interest	(5,863)
Present value of lease liabilities	$428,143

Note 12 - Commitments and Contingencies

In the normal course of business, the Company (both as plaintiff and defendant) may be party to various claims and litigation. In the opinion of management, based on the opinion of legal counsel, the resolution of these matters will not have a material adverse effect on the Company’s financial position or future results of operations.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 13 - Major Customers

During 2025, the Company had one major customer comprising 86 percent of revenue earned and 79 percent of receivables as of December 31, 2025. During 2024, the Company had two major customers comprising 82 percent of revenue earned and 87 percent of contract receivables as of December 31, 2024. Because of the nature of the Company’s business, major customers can change significantly each year.

Note 14 - Retirement Plan

The Company sponsors a qualified 401(k) retirement plan covering all employees, who upon meeting eligibility requirements may elect to make tax deferred contributions to the plan. During the years ended December 31, 2025 and 2024, the Company made employer matching contributions to the plan of $212,305 and $183,215, respectively.

Note 15 - Backlog

The following backlog represents unearned revenue under existing contracts, as of December 31, 2025:

Backlog, January 1, 2025	$103,535,843
New contracts and contract adjustments	207,031,871
Less: contract revenue earned, fiscal year 2025	(257,274,405)
Backlog, December 31, 2025	$53,293,309

Note 16 - Subsequent Events

In 2026, the obligations under the Initial Bridge Loans described in Note 9 were repaid in full and the principal and accrued interest due on the Ox Hill Realty LLC note receivable described in Note 6 was collected in full.

In 2026, the Company and Ox Hill Realty LLC jointly entered into a $5,000,000 revolving line of credit and security agreement with a financing company which expires on November 30, 2026. The repayment amount of each advance is calculated as the advance amount multiplied by 1.44 (the “Factor Rate”). Each advance is repaid in weekly payments as defined in each advance confirmation, with the final balance due at maturity. The obligations under the future receivables financing and the line of credit are guaranteed by the Company’s sole stockholder and a member of Ox Hill Realty LLC. Interest expense is recognized using the effective-interest method based on estimated future cash flows, and the effective yield is adjusted prospectively if expected remittances change materially. In connection with this financing arrangement, the Company and Ox Hill Realty LLC entered into a loan and reimbursement agreement whereby Ox Hill Realty LLC agreed to unconditionally reimburse the Company for all amounts owed under the financing agreements, including principal, fees, and other costs, to the extent proceeds were received by or for the benefit of Ox Hill Realty LLC. Amounts due from Ox Hill Realty LLC bear interest at a rate equal to that applicable under the underlying financing agreements and are payable through direct remittances to the respective lenders on behalf of the Company. The reimbursement obligation is not contingent upon the sale or monetization of any specific assets and becomes immediately due upon any acceleration of the underlying financing obligations. Additionally, Ox Hill Realty LLC entered into a security agreement granting the Company a first-priority security interest in certain real property and related proceeds to secure its reimbursement obligations. The Company has the right to enforce the security interest, including foreclosure, sale, or acceptance of the collateral in satisfaction of the obligation, upon the occurrence of specified events of default.

In 2026, the Company received aggregate advances under the New Bridge Loans and the revolving line of credit totaling $34,979,600 and made aggregate payments under the New Bridge Loans and the revolving line of credit totaling $14,761,635.

1110 North Glebe Road, Suite 650
Arlington, VA 22201
Tel: 703-248-9200
Fax: 703-783-4005

Independent Auditors’ Report on Supplementary Information

To the Stockholder of

TRINITY Group Construction, Inc.

We have audited the financial statements of TRINITY Group Construction, Inc. as of and for the years ended December 31, 2025 and 2024, and our report thereon dated April 27, 2026, which expressed an unmodified opinion on those financial statements, appears on pages 1-2. Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplementary information included on pages 18 to 22 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Toole Katz & Roemersma, LLP

Arlington, Virginia

April 27, 2026

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Summary

Years Ended December 31, 2025 and 2024

	December 31, 2025			December 31, 2024
	Contract Revenue	Contract Costs	Gross Profit	Contract Revenue	Contract Costs	Gross Profit
Completed Contracts	$4,129,962	$3,888,938	$241,024	$9,863,151	$9,357,866	$505,285
Contracts In-Process	253,144,443	244,422,867	8,721,576	203,786,776	198,792,352	4,994,424
Total	$257,274,405	$248,311,805	$8,962,600	$213,649,927	$208,150,218	$5,499,709

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Completed Contracts

Year Ended December 31, 2025

	TOTAL CONTRACT				PRIOR PERIODS				CURRENT PERIOD
		Contract		Gross	Contract	Contract		Gross	Contract	Contract	Gross	Gross
	Contract	Costs	Gross	Profit	Revenue	Costs	Gross	Profit	Revenue	Costs	Profit	Profit (Loss)
Job No.	Amount	Incurred	Profit	Percent	Earned	Incurred	Profit	Percent	Earned	Incurred	(Loss)	Percent
22T033	$6,065,779	$5,793,489	$272,290	4.5%	$5,944,992	$5,717,579	$227,413	3.8%	$120,787	$75,910	$44,877	37.2%
23T001	3,376,900	3,328,293	48,607	1.4	3,319,333	3,260,765	58,568	1.8	57,567	67,528	(9,961)	(17.3)
23T011	20,101,550	18,430,528	1,671,022	8.3	20,087,747	18,313,423	1,774,324	8.8	13,803	117,105	(103,302)	(748.4)
23T031	12,896,387	11,824,675	1,071,712	8.3	10,561,356	9,584,618	976,738	9.2	2,335,031	2,240,057	94,974	4.1
24T013	282,900	211,801	71,099	25.1	161,430	146,983	14,447	8.9	121,470	64,818	56,652	46.6
24T015	4,654,038	4,487,824	166,214	3.6	4,385,729	4,149,789	235,940	5.4	268,309	338,035	(69,726)	(26.0)
25T004	253,426	59,638	193,788	76.5	-	-	-	-	253,426	59,638	193,788	76.5
Contracts under $50,000 and contracts closed in prior years	979,513	940,703	38,810		19,944	14,856	5,088		959,569	925,847	33,722
Total Completed Contracts	$48,610,493	$45,076,951	$3,533,542		$44,480,531	$41,188,013	$3,292,518		$4,129,962	$3,888,938	$241,024

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Contracts In-Process

Year Ended December 31, 2025

	BUDGET					CONTRACT TO DATE					At December 31, 2025		CURRENT PERIOD
		Estimated	Estimated	Gross		Contract	Contract	Gross	Gross				Contract	Contract	Gross	Gross
	Contract	Contract	Gross	Profit (Loss)	Percent	Revenue	Costs	Profit	Profit (Loss)	Billings	Contract	Contract	Revenue	Costs	Profit	Profit (Loss)
Job No.	Amount	Costs	Profit (Loss)	Percent	Complete	Earned	Incurred	(Loss)	Percent	to Date	Assets	Liabilities	Earned	Incurred	(Loss)	Percent
22T019	$5,007,918	$4,949,490	$58,428	1.2%	44.5%	$2,227,881	$2,201,888	$25,993	1.2%	$2,545,322	$-	$(317,441)	$982,020	$848,940	$133,080	13.6%
22T035	549,015	534,235	14,780	2.7	98.2	539,289	524,859	14,430	2.7	549,015	-	(9,726)	(2,951)	(2,872)	(79)	2.7
23T002	45,437,451	45,415,271	22,180	0.0	99.4	45,151,439	45,129,398	22,041	0.0	45,437,451	-	(286,012)	9,249,835	9,296,099	(46,264)	(0.5)
23T023	271,667,237	264,514,346	7,152,891	2.6	97.3	264,288,809	257,330,189	6,958,620	2.6	263,749,428	539,381	-	97,699,516	95,020,293	2,679,223	2.7
24T012	691,259	632,452	58,807	8.5	21.9	151,698	138,793	12,905	8.5	141,218	10,480	-	121,564	112,346	9,218	7.6
24T020	13,664,872	13,065,380	599,492	4.4	11.2	1,534,887	1,467,550	67,337	4.4	1,649,506	-	(114,619)	1,534,887	1,467,550	67,337	4.4
24T024	8,985,630	7,751,373	1,234,257	13.7	73.9	6,640,980	5,728,782	912,198	13.7	7,650,138	-	(1,009,158)	6,640,980	5,728,782	912,198	13.7
24T026	1,885,210	1,886,763	(1,553)	(0.1)	98.4	1,854,870	1,856,423	(1,553)	(0.1)	1,885,210	-	(30,340)	1,849,578	1,851,452	(1,874)	(0.1)
25T001	1,693,537	1,576,151	117,386	6.9	98.4	1,666,571	1,551,054	115,517	6.9	1,693,537	-	(26,966)	1,666,571	1,551,054	115,517	6.9
25T002	65,952,824	64,245,137	1,707,687	2.6	92.8	61,220,479	59,635,325	1,585,154	2.6	64,320,296	-	(3,099,817)	61,220,479	59,635,325	1,585,154	2.6
25T005	71,362,449	68,396,108	2,966,341	4.2	86.1	61,415,888	58,862,998	2,552,890	4.2	59,672,589	1,743,299	-	61,415,888	58,862,998	2,552,890	4.2
25T006	670,194	601,156	69,038	10.3	94.9	635,896	570,391	65,505	10.3	668,619	-	(32,723)	635,896	570,391	65,505	10.3
25T008	513,415	496,861	16,554	3.2	97.8	502,248	486,054	16,194	3.2	513,415	-	(11,167)	502,248	486,054	16,194	3.2
25T009	850,108	770,140	79,968	9.4	99.4	844,923	765,443	79,480	9.4	850,108	-	(5,185)	844,923	765,443	79,480	9.4
25T011	502,823	487,473	15,350	3.1	89.5	449,911	436,177	13,734	3.1	492,823	-	(42,912)	449,911	436,177	13,734	3.1
25T012	2,187,174	2,178,693	8,481	0.4	97.4	2,131,006	2,122,743	8,263	0.4	2,184,290	-	(53,284)	2,131,006	2,122,743	8,263	0.4
25T013	1,855,093	1,651,464	203,629	11.0	84.5	1,568,315	1,396,165	172,150	11.0	1,551,606	16,709	-	1,568,315	1,396,165	172,150	11.0
25T021	1,757,759	1,621,708	136,051	7.7	96.4	1,693,858	1,562,753	131,105	7.7	1,757,759	-	(63,901)	1,693,858	1,562,753	131,105	7.7
25T023	1,521,416	1,243,502	277,914	18.3	32.4	492,843	402,816	90,027	18.3	737,656	-	(244,813)	492,843	402,816	90,027	18.3
25T025	1,167,736	1,105,409	62,327	5.3	18.4	214,842	203,375	11,467	5.3	-	214,842	-	214,842	203,375	11,467	5.3
25T028	559,901	479,475	80,426	14.4	13.5	75,388	64,559	10,829	14.4	416,575	-	(341,187)	75,388	64,559	10,829	14.4
25T029	9,377,976	8,613,342	764,634	8.2	5.7	536,497	492,754	43,743	8.2	611,010	-	(74,513)	536,497	492,754	43,743	8.2
25T030	624,612	597,230	27,382	4.4	0.0	-	-	-	-	-	-	-	-	-	-	-
Contracts under $500,000	2,317,967	2,237,139	80,828			1,671,749	1,603,825	67,924		2,094,617	62,372	(485,240)	1,620,349	1,547,670	72,679
Total	$510,803,576	$495,050,298	$15,753,278			$457,510,267	$444,534,314	$12,975,953		$461,172,188	$2,587,083	$(6,249,004)	$253,144,443	$244,422,867	$8,721,576

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Completed Contracts

Year Ended December 31, 2024

	TOTAL CONTRACT				PRIOR PERIODS				CURRENT PERIOD
		Contract	Gross	Gross	Contract	Contract	Gross	Gross	Contract	Contract	Gross	Gross
	Contract	Costs	Profit	Profit (Loss)	Revenue	Costs	Profit	Profit (Loss)	Revenue	Costs	Profit	Profit (Loss)
Job No.	Amount	Incurred	(Loss)	Percent	Earned	Incurred	(Loss)	Percent	Earned	Incurred	(Loss)	Percent
20T064	$4,344,920	$4,707,572	$(362,652)	(8.3)%	$4,443,254	$4,706,552	$(263,298)	(5.9)%	$(98,334)	$1,020	$(99,354)	101.0%
22T010	2,205,667	2,166,440	39,227	1.8	2,193,132	2,144,938	48,194	2.2	12,535	21,502	(8,967)	(71.5)
22T012	480,850	342,800	138,050	28.7	342,801	342,800	1	0.0	138,049	-	138,049	100.0
22T013	3,666,030	3,803,937	(137,907)	(3.8)	3,624,436	3,752,873	(128,437)	(3.5)	41,594	51,064	(9,470)	(22.8)
22T020	863,802	720,119	143,683	16.6	443,512	362,210	81,302	18.3	420,290	357,909	62,381	14.8
22T024	601,077	620,913	(19,836)	(3.3)	598,905	615,844	(16,939)	(2.8)	2,172	5,069	(2,897)	(133.4)
23T003	676,316	693,219	(16,903)	(2.5)	669,344	686,257	(16,913)	(2.5)	6,972	6,962	10	0.1
23T004	157,129	144,186	12,943	8.2	140,515	131,186	9,329	6.6	16,614	13,000	3,614	21.8
23T006	2,399,962	2,367,579	32,383	1.3	2,388,799	2,362,622	26,177	1.1	11,163	4,957	6,206	55.6
23T010	304,832	329,736	(24,904)	(8.2)	305,517	327,136	(21,619)	(7.1)	(685)	2,600	(3,285)	479.6
23T013	243,585	204,220	39,365	16.2	213,866	204,220	9,646	4.5	29,719	-	29,719	100.0
23T015	11,889,656	11,505,906	383,750	3.2	9,555,766	9,247,808	307,958	3.2	2,333,890	2,258,098	75,792	3.2
23T018	252,577	233,229	19,348	7.7	246,705	233,229	13,476	5.5	5,872	-	5,872	100.0
23T020	913,118	738,014	175,104	19.2	910,790	738,014	172,776	19.0	2,328	-	2,328	100.0
23T025	188,707	172,175	16,532	8.8	99,153	87,458	11,695	11.8	89,554	84,717	4,837	5.4
23T026	732,924	661,136	71,788	9.8	582,425	523,985	58,440	10.0	150,499	137,151	13,348	8.9
23T029	494,872	506,287	(11,415)	(2.3)	406,558	413,909	(7,351)	(1.8)	88,314	92,378	(4,064)	(4.6)
23T038	743,797	692,433	51,364	6.9	-	-	-	-	743,797	692,433	51,364	6.9
24T001	3,705,470	3,536,270	169,200	4.6	-	-	-	-	3,705,470	3,536,270	169,200	4.6
24T002	434,673	404,342	30,331	7.0	-	-	-	-	434,673	404,342	30,331	7.0
24T003	306,972	294,118	12,854	4.2	45,915	43,901	2,014	4.4	261,057	250,217	10,840	4.2
24T008	464,493	440,906	23,587	5.1	-	-	-	-	464,493	440,906	23,587	5.1
Contracts under $150,000 and contracts closed in prior years	1,153,861	1,169,403	(15,542)		150,746	172,132	(21,386)		1,003,115	997,271	5,844
Total Completed Contracts	$37,225,290	$36,454,940	$770,350		$27,362,139	$27,097,074	$265,065		$9,863,151	$9,357,866	$505,285

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Contracts In-Process

Year Ended December 31, 2024

	BUDGET					CONTRACT TO DATE					At December 31, 2024		CURRENT PERIOD
Job No.	Contract Amount	Estimated Contract Costs	Estimated Gross Profit (Loss)	Gross Profit (Loss) Percent	Percent Complete	Contract Revenue Earned	Contract Costs Incurred	Gross Profit (Loss)	Gross Profit (Loss) Percent	Billings to Date	Contract Assets	Contract Liabilities	Contract Revenue Earned	Contract Costs Incurred	Gross Profit (Loss)	Gross Profit (Loss) Percent
22T018	$5,609,894	$6,134,894	$(525,000)	(9.4)	99.2%	$5,560,339	$6,085,339	$(525,000)	(9.4)%	$5,581,759	$-	$(21,420)	$968,549	$1,337,942	$(369,393)	(38.1)%
22T019	4,703,194	4,810,281	(107,087)	(2.3)	28.1	1,245,861	1,352,948	(107,087)	(8.6)	1,895,079	-	(649,218)	699,849	823,240	(123,391)	(17.6)
22T033	5,996,961	5,767,561	229,400	3.8	99.1	5,944,991	5,717,579	227,412	3.8	6,035,498	-	(90,507)	2,659,129	2,727,592	(68,463)	(2.6)
22T035	549,015	534,325	14,690	2.7	98.8	542,239	527,731	14,508	2.7	549,015	-	(6,776)	(1,742)	937	(2,679)	153.8
23T001	3,377,711	3,318,112	59,599	1.8	98.3	3,319,333	3,260,765	58,568	1.8	3,376,900	-	(57,567)	(28,483)	69,488	(97,971)	344.0
23T002	43,047,721	42,965,820	81,901	0.2	83.4	35,901,604	35,833,299	68,305	0.2	35,664,130	237,474	-	25,766,424	25,957,008	(190,584)	(0.7)
23T011	20,189,775	18,406,439	1,783,336	8.8	99.5	20,087,747	18,313,423	1,774,324	8.8	20,010,415	77,332	-	11,530,004	10,623,462	906,542	7.9
23T023	253,866,493	247,345,091	6,521,402	2.6	65.6	166,589,294	162,309,896	4,279,398	2.6	166,005,045	584,249	-	147,000,059	143,289,529	3,710,530	2.5
23T031	12,821,273	11,635,533	1,185,740	9.2	82.4	10,561,356	9,584,618	976,738	9.2	11,644,432	-	(1,083,076)	10,539,058	9,563,953	975,105	9.3
24T012	691,259	606,679	84,580	12.2	4.4	30,134	26,447	3,687	12.2	40,414	-	(10,280)	30,134	26,447	3,687	12.2
24T013	262,911	239,383	23,528	8.9	61.4	161,430	146,983	14,447	8.9	183,974	-	(22,544)	161,430	146,983	14,447	8.9
24T015	4,630,010	4,380,928	249,082	5.4	94.7	4,385,729	4,149,789	235,940	5.4	4,377,790	7,939	-	4,385,729	4,149,789	235,940	5.4
24T025	320,446	324,838	(4,392)	(1.4)	12.7	36,794	41,186	(4,392)	(11.9)	-	36,794	-	36,794	41,186	(4,392)	(11.9)
24T026	1,833,294	1,722,026	111,268	6.1	0.3	5,292	4,971	321	6.1	-	5,292	-	5,292	4,971	321	6.1
Contracts under $25,000	42,579	35,012	7,567			34,550	29,825	4,725		26,440	14,684	(6,574)	34,550	29,825	4,725
Total	$357,942,536	$348,226,922	$9,715,614			$254,406,693	$247,384,799	$7,021,894		$255,390,891	$963,764	$(1,947,962)	$203,786,776	$198,792,352	$4,994,424